UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: August 17, 2016
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 17, 2016, the Board of Directors (“Board”) of KB Home (“Company”), after consideration of the leadership structure for the Company, elected Jeffrey T. Mezger, a director and the Company’s President and Chief Executive Officer, to the additional position of Chairman of the Board, effective immediately, to succeed Stephen F. Bollenbach. In addition, the Board elected Mr. Bollenbach to the position of Lead Independent Director, effective immediately.

The Board also established the following duties of the Lead Independent Director position:

•	Preside at all meetings of the Board at which the Chairman is not present, and at all executive sessions of the non-employee directors;

•	Serve as liaison between the Chairman and the non-employee directors;

•
Consult with the Chairman, Board Committee chairs and other non-employee directors (as appropriate) regarding meeting agendas and schedules to assure that there is sufficient time for discussion of all agenda items, and regarding the content and flow of information to the Board;

•	Organize and preside at meetings of the non-employee directors at any time and for any purpose;

•	Provide Board leadership if there is (or there is perceived to be) a conflict of interest with respect to the role of a Chairman who is also the Chief Executive Officer;

•	If requested by major stockholders, being available to them for consultation and communication as appropriate; and

•	Any such additional responsibilities, duties and functions as set forth in the Company’s Corporate Governance Principles or By-Laws, or as may otherwise be determined by the Board from time to time.

In connection with his election as Lead Independent Director, Mr. Bollenbach issued the following statement:

“I’m pleased to continue to serve the KB Home Board of Directors and its stockholders as Lead Independent Director. After several years of working with Jeff Mezger and the KB Home management team, and based on the Board’s standard, ongoing assessment of the governance framework for the Company, I and the other independent directors believe that now is the right time to make this transition in the Board’s leadership structure. We are confident that with his fundamental understanding of the Company’s business model, consistently strong operational leadership and dedicated service as a director since 2006, Jeff’s succession to the additional position of Chairman of the Board will further enhance the execution of the Company’s core strategies to achieve its long-term growth goals. At the same time, as Lead Independent Director, I look forward to maintaining the Board’s robust independent oversight of the Company’s business on behalf of its stockholders.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 18, 2016.

KB Home

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu Vice President and Corporate Secretary